Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement of Vicom, Incorporated of our report dated February 15, 2001, appearing in the Annual Report on Form 10-K of Vicom, Incorporated for the year ended December 31, 2000 and to all reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                 Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
January 31, 2002